Exhibit 10.4

SECURITY AGREEMENT

by and among

MARINUS PHARMACEUTICALS, INC.,

a Delaware corporation
(the “Company”)

the Company’s Subsidiaries named in the signature pages hereto or having acceded hereto pursuant to Section 24

(each a “Subsidiary Guarantor”
and, together with the Company, each a “Grantor”
and, collectively, the “Grantors”)

SAGARD HEALTHCARE ROYALTY PARTNERS, LP,

as the Investor
(in such capacity, together with its successors and assigns, the “Investor”).

Dated as of October 28, 2022

TABLE OF CONTENTS

Page

Section 1Definitions; Interpretation3

Section 2Security Interest10

Section 3Perfection and Priority11

Section 4Representations and Warranties15

Section 5Covenants19

Section 6Rights to Payment and Pledged Collateral.23

Section 7Authorization; Investor Appointed Attorney-in-Fact25

Section 8Investor Performance of Grantor Obligations27

Section 9Investor’s Duties27

Section 10Remedies27

Section 11Certain Waivers31

Section 12Notices31

Section 13No Waiver; Cumulative Remedies31

Section 14Costs and Expenses; Indemnification31

Section 15Binding Effect32

Section 16Governing Law32

Section 17Submission to Jurisdiction32

Section 18Waiver of Jury Trial33

Section 19Entire Agreement; Amendment33

Section 20Severability33

Section 21Counterparts33

Section 22Incorporation of Provisions of the Revenue Interest Financing Agreement34

Section 23No Inconsistent Requirements34

Section 24Accession34

Section 25Termination34

Section 26Right of Set-Off35

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 28, 2022, is made by and among Marinus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Company’s Subsidiaries named in the signature pages hereto or having acceded hereto pursuant to Section 24 (each a “Subsidiary Guarantor” and, together with the Company, each a “Grantor” and, collectively, the “Grantors”), and Sagard Healthcare Royalty Partners, LP, as the Investor under the Revenue Interest Financing Agreement referred to below (in such capacity, together with its successors and assigns, the “Investor”).

WHEREAS, the Company, the Subsidiary Guarantors from time to time party thereto and the Investor are parties to that certain Revenue Interest Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Revenue Interest Financing Agreement”);

WHEREAS, in order to guarantee the indebtedness and other obligations of the Company under the Revenue Interest Financing Agreement, each Subsidiary Guarantor has executed the Revenue Interest Financing Agreement, or will execute and deliver on the date such Subsidiary Guarantor accedes hereto, a Guaranty (as defined in the Revenue Interest Financing Agreement); and

WHEREAS, it is a condition precedent to the purchase, acquisition and acceptance of the Revenue Interest (as defined in the Revenue Interest Financing Agreement) under the Revenue Interest Financing Agreement that the Grantors enter into this Agreement and grant to the Investor the security interests hereinafter provided to secure the obligations of the Company and the Subsidiary Guarantors described below.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1Definitions; Interpretation.
(a)Terms Defined in Revenue Interest Financing Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Revenue Interest Financing Agreement.
(b)Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceding Grantor” has the meaning set forth in Section 24.

“Accession Agreement” has the meaning set forth in Section 24.

“Books” means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing any Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any Contract or agreement between any Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of any Grantor’s books or records or with credit reporting, including with regard to any such Grantor’s Accounts.

“Collateral” has the meaning set forth in Section 2.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to Investor that (i) is entered into among Investor, the financial institution or other Person at which a Deposit Account or Securities Account is maintained, and the Grantor maintaining such Deposit Account or Securities Account, (ii) ensures, to the extent necessary under applicable Law, the perfection of a security interest (with the priority provided for in the Intercreditor Agreement or the Other Intercreditor Agreement, as applicable) in favor of the Investor on such Deposit Account or Securities Account, subject only to Permitted Liens, (iii) provides that, upon written notice from the Investor, such financial institution or other Person shall comply with instructions originated by the Investor directing disposition of the funds in such Deposit Account or Securities Account without further consent by the applicable Grantor, and (iv) may not be terminated by the applicable Grantor without prior written consent of the Investor.

“Excluded Accounts” means (i) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Company Party’s employees, (ii) zero balance accounts swept no less frequently than weekly to a Deposit Account subject to a Control Agreement in favor of the First Lien Agent (as defined in the Intercreditor Agreement) or the Investor (including any such account where payments pursuant to Medicaid, Medicare, TRICARE or other state or federal healthcare payor programs are deposited), (iii) accounts (including trust accounts) used exclusively for bona fide escrow purposes, insurance or fiduciary purposes, (iv) cash collateral for Permitted Liens, (v) collateral accounts in respect of any Revenue Interest Financing and (vi) any other deposit accounts established after the Closing Date only for so long as, in the case of this clause (vi), the amounts of deposit therein do not exceed $500,000 in the aggregate.

“Excluded Asset” means:

(i)any Equity Interests of any Foreign Subsidiary that is a CFC (and any of its Subsidiaries) and any Equity Interests of any CFC Holding Company (and any of its Subsidiaries), in each case, other than 65% of the issued and outstanding voting Equity Interests of a CFC or CFC Holding Company; provided, that the above exclusion shall apply only to the extent the Company reasonably determines (after consultation with the Investor) that the failure to impose such exclusion could reasonably be expected to generate material adverse tax consequences to the Company or any of its Subsidiaries (as determined in good faith from time to time);
(ii)any leases, licenses, permits, letters of credit, bonds, guarantees, chattel paper, contracts, rights, instrument, document or other agreements or purchase money arrangements contained within the Collateral to which any Grantor is a party or any of its rights or interests are subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent and solely to the extent that the grant of such security interest shall (1) constitute or result in the abandonment, invalidation or unenforceability of any right, title, interest or purchase money arrangement of such Grantor therein, (2) create a situation under which such Grantor shall be deemed to have breached or terminated pursuant to the terms of, or defaulted under, or a termination right shall arise under any such Collateral; and in each cause under clauses (1) and (2) above such abandonment, invalidation, unenforceability, breach, termination or default (x) would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC (or any successor provision or provisions) of any relevant jurisdiction or any applicable Law or principles or equity or (y) is waivable by any Grantor or Subsidiary thereof, or (3) violate any material provisions of law applicable to such Grantor of lease, license, contract, right or other agreement (so long as such term was not incurred or entered into in contemplation of this Agreement); provided, however, that the Excluded Assets shall not include, and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, termination, default, termination right or violation shall be remedied and to the extent severable, shall attach immediately to, any portion of such lease, license, permit, letter of credit, bond, guarantee, chattel paper, contract, right, instrument, document, agreement or purchase money arrangement that does not result in any of the consequences specified in (1), (2) or (3) above;
(iii)assets to the extent (and only to the extent) and for so long as the grant of a security interest by any Grantor in such assets hereunder would violate any provision of Law applicable to such Grantor or such assets, after giving effect to any applicable anti-assignment provision of the NY UCC or other applicable Law and other than proceeds thereof to the extent that the assignment of the same is effective under the NY UCC or other applicable Law notwithstanding such restriction;
(iv)any United States “intent-to-use” trademark or service mark application filed pursuant to Section 1(b) of the Lanham Act prior to the filing of an “Amendment to Allege Use” or a “Statement of Use” pursuant to Sections 1(c) or 1(d) of the Lanham Act, solely to the extent that, and only for so long as, the grant of such security interest therein would impair the validity or enforceability of, render void or voidable, or result in the cancellation of, such “intent-to-use” trademark or service mark application under federal law;
(v)any particular assets if the burden, cost or consequences of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained by the Investor under the Transaction Documents as mutually agreed by the Company and the Investor;
(vi)any property or assets of a CFC or CFC Holding Company (and in each case its Subsidiaries) to the extent a security interests therein would result in material adverse tax consequences to the Company or any of its Domestic Subsidiaries, as reasonably determined by the Company in consultation with the Investor;
(vii)motor vehicles and other assets subject to certificates of title, except to the extent a security interest therein can be perfected by the filing of a UCC financing statement;

(viii)equity interests of joint ventures permitted by the Revenue Interest Financing Agreement to the extent and for so long as the pledge of such equity interests is prohibited by such Person’s organizational or joint venture documents or any contractual obligation of such Person, to the extent such contractual obligation is permitted under the Transaction Documents;
(ix)any property subject to a Permitted Lien pursuant to clause (v) of the definition of “Permitted Liens” in the Revenue Interest Financing Agreement; and
(x)Excluded Accounts;

provided that the Proceeds of any Excluded Assets that are otherwise Collateral shall not constitute Excluded Assets and shall be subject to the Security Interest.

“Foreign Subsidiary” means any Subsidiary that is not an entity incorporated, formed or organized under the laws of the United States, any state of the United States or the District of Columbia.

“Grantors” has the meaning set forth in the preamble to this Agreement.

“Intellectual Property Collateral” means, to the extent constituting Collateral, the following properties and assets owned or otherwise controlled by any Grantor or in which any Grantor otherwise has any interest, now existing or hereafter acquired or arising:

(i)all Patents, domestic or foreign, all Licenses relating to any of the foregoing and all income and royalties with respect to any Licenses (including such Patents and Patent licenses as are described in Schedule 2), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

(ii)all Copyrights, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said Copyrights are statutory or arise under the common law, and all other rights and works of authorship (including the Copyrights described in Schedule 2), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any Copyrights, all Licenses relating to any of the foregoing and all income and royalties with respect to any Licenses, and all other rights, Claims and demands in any way relating to any such Copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of such Copyrights;

(iii)all state (including common law), federal and foreign Trademarks, internet websites, and internet domain names and associated URL addresses, all Licenses relating to any of the foregoing and all income and royalties with respect to any Licenses (including such Trademarks and Trademark licenses as described in Schedule 2), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

(iv)all Technical Information, trade secrets, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, data (including business data and technical data), databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs;

(v)the entire goodwill of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets; and

(vi)all accounts, all other proprietary rights, all other Intellectual Property or other similar property and all other intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above.

“Intellectual Property Security Agreement” means each Copyright Security Agreement in substantially the form of Exhibit C, each Trademark Security Agreement in substantially the form of Exhibit D, each Patent Security Agreement in substantially the form of Exhibit E or any amendment thereto and prepared for purposes of recordation with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

“Intercreditor Agreement” means that certain Intercreditor Agreement by and between the Investor and Oaktree Fund Administration, LLC, and acknowledged and agreed to by the Company, dated as of the Closing Date, in substantially the form attached to the Revenue Interest Financing Agreement as Exhibit B, as amended, amended and restated, supplement and otherwise modified from time to time in accordance with the terms thereof.

“Invention” means any novel, inventive and useful art, apparatus, method, process, machine (including any article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“License” shall mean any written agreement pursuant to which any Grantor grants or receives any license, sublicense, release, covenant not to assert or other right to the extent the foregoing is with respect to any Intellectual Property, including those listed on Schedule 2.

“Material Intellectual Property” means all Intellectual Property, whether currently owned by (or purported to be owned by), or subject to a license, covenant not to sue or similar right to (or purported to be subject to a license, covenant not to sue or similar right to) the Company or any of its Subsidiaries, or acquired, developed, obtained by, or otherwise subject to a license, covenant not to sue or similar right to the Company or any of its Subsidiaries after the date hereof, in each case, the loss of which could reasonably be expected to result in (i) a Material Adverse Effect or (ii) a material adverse effect on any Product Commercialization and Development with respect to ganaxolone.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Code.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“NY UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Partnership and LLC Collateral” means any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (including any such interests in the Company’s direct or indirect Subsidiaries now or hereafter owned by any Grantor), whether now existing or hereafter acquired or arising, including any such interests specified in Schedule 3.

“Pledge Supplement” has the meaning specified in Section 3(i).

“Pledged Collateral” means, to the extent constituting Collateral, any and all (i) Pledged Shares; (ii) additional capital stock or other Equity Interests of the direct Subsidiaries of any Grantor, whether certificated or uncertificated; (iii) other Investment Property of any Grantor; (iv) warrants, options or other rights entitling any Grantor to acquire any interest in Equity Interests or other securities of such Subsidiaries or any other Person; (v) Partnership and LLC Collateral; (vi) Instruments and Pledged Debt Securities; (vii) securities, property, interest, dividends and other payments and distributions from time to time received, receivable or otherwise distributed in respect of, or issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (viii) certificates and instruments now or hereafter representing or evidencing any of the foregoing; (ix) rights, interests and Claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (x) cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Collateral Agreements” has the meaning specified in Section 5(p)(i).

“Pledged Debt Securities” means, to the extent constituting Collateral, any and all the debt securities and promissory notes and other instruments evidencing Indebtedness for borrowed money with a principal amount in excess of $100,000 held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule 1) and not an Excluded Asset and (ii) any debt securities or promissory notes or other instruments evidencing Indebtedness for borrowed money in the future issued to such Grantor and not an Excluded Asset.

“Pledged Shares” means, to the extent constituting Collateral, all of the issued and outstanding shares of Equity Interests, whether certificated or uncertificated, of the Company’s direct or indirect Subsidiaries, now or hereafter owned by any Grantor, including each Subsidiary identified on Schedule 3 (as amended or supplemented from time to time).

“Proceeds Account” has the meaning set forth in Section 10(c).

“Product Related Information” means, with respect to any Product, all books, records, lists, ledgers, files, manuals, correspondence, reports, plans, drawings, data and other information of every kind (in any form or medium), and all techniques and other know-how, owned or possessed by the Company Parties or any of their respective Subsidiaries that are necessary or useful for any Product Commercialization and Development relating to such Product, including (i) brand materials and packaging, customer targeting and other marketing, promotion and sales materials and information, referral, customer, supplier and other contact lists and information, product, business, marketing and sales plans, research, studies and reports, sales, maintenance and production records, training materials and other marketing, sales and promotional information and (ii) clinical data, information included or supporting any Product Authorization (as defined in the Oaktree Credit Agreement), any regulatory filings, updates, notices and correspondence (including adverse event and other pharmacovigilance and other post-marketing reports and information, etc.), technical information, product development and operational data and records, and all other documents, records, files, data and other information, used in connection with the Product Commercialization Development for such Product.

“Quarterly Reporting Date” means each date on which a certificate is required to be delivered pursuant to Section 6.10 of the Revenue Interest Financing Agreement.

“Recipient” means the Investor or any other recipient of any payment to be made by or on account of any Obligation.

“Registered Intellectual Property Collateral” means, to the extent constituting Collateral, all Intellectual Property Collateral covered by issued patent, copyright or trademark registrations, or pending applications or applications for patent, copyright or trademark registration, at the United Stated Patent and Trademark Office or the United States Copyright Office.

“Rights to Payment” means any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and Claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General

Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations” means all Obligations (as defined in the Revenue Interest Financing Agreement) other than inchoate indemnification and expense reimbursement obligations for which no claim has been made.

“Technical Information” means all Product Related Information and, with respect to any Products or Product Commercialization and Development, all related know-how, trade secrets and other proprietary or confidential information, any information of a scientific, technical, or business nature in any form or medium, Invention disclosures, all documented research, developmental, demonstration or engineering work, and all other technical data and information related thereto.

(c)Terms Defined in the NY UCC. Where applicable and except as otherwise defined herein or in the Revenue Interest Financing Agreement, terms used in this Agreement shall have the meanings assigned to them in the NY UCC; provided that to the extent that the NY UCC is used to define any term herein and such term is defined differently in different Articles of the NY UCC, the definition of such term contained in (and ascribed thereto in) Article 9 shall govern.
(d)Interpretation. The rules of interpretation set forth in Section 1.2 of the Revenue Interest Financing Agreement shall be applicable to this Agreement and are incorporated herein by this reference.
Section 2Security Interest.
(a)Grant of Security Interest. As security for the payment or performance, as the case may be, in full in cash of the Secured Obligations, each Grantor hereby grants to the Investor a security interest (the “Security Interest”) in and lien on all of such Grantor’s right, title and interest in, to and under all of such Grantor’s personal property as follows (including, for the avoidance of doubt, the Revenue Interests), whether now existing or owned or hereafter acquired by such Grantor, or in which such Grantor now has or at any time in the future may acquire, in each case (x) that relate to, or are used or held for use for, the Development, Manufacture, use and/or Commercialization of the Included Products in the United States, or (y) that consist of or include cash, cash equivalents, instruments, or investment property that constitute gross receivables of the Included Products in the United States or the identifiable proceeds of gross receivables of the Included Products from sales in the United States (collectively, the “Collateral”): (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit Accounts, Securities Accounts and Commodity Accounts; (iv) all Documents (including all Material Contracts and Regulatory Approvals); (v) all General Intangibles; (viii) all Instruments; (ix) all Inventory; (x) all Investment Property; (xi) all Letter-of-Credit Rights; (xii) all other Goods; (xiii) all Intellectual Property Collateral; (xiv) all money with respect to net sales in the United States; (xv) all Pledged Collateral; (xvi) all Books pertaining to the foregoing; (xvi) gross receivables of the Included Products and the accounts, payment intangibles, instruments and money now or hereafter due, payable and/or evidencing the payment thereunder and with respect thereto or resulting therefrom and (xvii) all products, proceeds and Supporting Obligations of any and all of the foregoing.

Notwithstanding the foregoing or anything herein to the contrary, (x) in no event shall the “Collateral” include or the Security Interest attach to any Excluded Asset and (y) the representations and covenants set forth herein regarding the assets of the Grantors shall apply solely to such assets of the Grantors that constitute “Collateral”.

(b)Grantors Remain Liable. The Security Interest is granted as security only and shall not subject the Investor to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Anything herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any Contracts included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Investor of any of the rights granted to the Investor hereunder shall not release any Grantor from any of its duties or obligations under any such Contracts included in the Collateral and (iii)  the Investor shall not have any obligation or liability under any such Contracts included in the Collateral by reason of this Agreement, nor shall the Investor be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such Contract included in the Collateral.
(c)Continuing Security Interest; Ratable Benefit. Each Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 25, and such security has been granted to the Investor.
(d)Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Investor hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to give physical possession over, grant “control” of, or take any other action in respect of Pledged Collateral, any Collateral (as defined in the Intercreditor Agreement) securing the First Lien Obligations (as defined in the Intercreditor Agreement) and any certificates, instruments or Documents in relation thereto to the Investor shall be deemed satisfied by delivery of such Pledged Collateral, Collateral (as defined in the Intercreditor Agreement) securing the First Lien Obligations (as defined in the Intercreditor Agreement) and such certificates, instruments or Documents in relation thereto to the First Lien Agent (as defined in the Intercreditor Agreement) (as bailee and non-fiduciary agent for the Investor).
Section 3Perfection and Priority.
(a)Financing Statements, Etc. Each Grantor hereby authorizes the Investor to file at any time and from time to time in any relevant jurisdiction in the United States (including any jurisdiction within or of the United States) any financing statements (or similar filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Investor promptly upon its reasonable request (and in any case within three (3) Business Days of such reasonable request or such longer period as the Investor may agree). The Investor is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Investor as secured party. Each Grantor shall execute and deliver to the Investor, and each Grantor hereby authorizes the Investor to file, at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, Intellectual Property Security Agreements, assignments, fixture filings, affidavits, reports, notices and all other documents and instruments, in form reasonably satisfactory to the Investor, as the Investor may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Investor’s security interest in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor shall from time to time take the actions specified in subsections (b) through (j) below.
(b)Delivery of Pledged Collateral. Subject to the Intercreditor Agreement, each Grantor hereby agrees to deliver promptly (but in any event, no later than the next Quarterly Reporting Date following its acquisition thereof or such longer period as the Investor may agree in its sole discretion) to the Investor, the certificates and instruments representing any Pledged Collateral issued by any Subsidiary or by any other Person with a value in excess of $100,000 (other than Instruments subject to subsection (c) below), which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to the Investor. If any Grantor shall become entitled to receive or shall receive any certificates or instruments representing Pledged Collateral (other than Instruments subject to subsection (c) below) after the date hereof, such Grantor shall accept the foregoing as the agent for the Investor, shall, subject to the Intercreditor Agreement, hold it in trust for the Investor, shall segregate it from other property or funds of such Grantor, and shall promptly (but in any event, no later than the next Quarterly Reporting Date) deliver the same forthwith to or for the account of the Investor, at the address designated by the Investor and to the Person to be designated by the Investor, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form reasonably satisfactory to the Investor.
(c)Instrument Collateral. Anything herein to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course any Instruments constituting Collateral representing amounts not exceeding $1,000,000 individually and any notes evidencing intercompany balances, in each case received by such Grantor in the ordinary course, and the Investor shall, promptly upon request of such Grantor, make appropriate arrangements for making any other Instruments pledged by such Grantor available to the payor of any such Instrument for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent required under applicable Law to continue to have perfected the Investor’s security interest in such Instruments, against trust receipt or like document).

(d)Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Investor as provided in Section 3(b), subject to the Intercreditor Agreement, each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Investor to effect a transfer of a perfected security interest (with the priority provided for in the Intercreditor Agreement or the Other Intercreditor Agreement, as applicable) in and pledge of the Pledged Collateral to the Investor pursuant to the NY UCC. Subject to the Intercreditor Agreement, to the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Investor as provided in Section 3(b).
(e)Intellectual Property Collateral. (i) Each Grantor shall execute and deliver to the Investor, concurrently with the execution of this Agreement, such Intellectual Property Security Agreements as the Investor may reasonably request, and record such Intellectual Property Security Agreements with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Investor may reasonably request, to perfect the Investor’s security interest in the Registered Intellectual Property Collateral. Notwithstanding anything herein to the contrary, for the avoidance of doubt, no Grantor shall be required to take any action to perfect Investor’s security interest in Intellectual Property Collateral in any jurisdiction except the U.S.
(ii)Following the creation or other acquisition of any Intellectual Property Collateral by any Grantor after the date hereof which is or becomes Registered Intellectual Property Collateral, such Grantor shall include details of such newly created or acquired Registered Intellectual Property Collateral on the next Quarterly Reporting Date, and modify this Agreement by amending Schedule 2 to include any Registered Intellectual Property Collateral which becomes part of the Collateral and which was not included on Schedule 2 as of the date hereof and record such Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Investor may reasonably request, subject to the Intercreditor Agreement, to perfect the Investor’s security interest in such Registered Intellectual Property Collateral.
(f)Documents, Etc. Subject to the Intercreditor Agreement, each Grantor shall deliver to the Investor, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Chattel Paper, and all other Rights to Payment, in each case, constituting Collateral and representing amounts in excess of $250,000 at any time evidenced by promissory notes, trade acceptances or other instruments, not already delivered hereunder pursuant to this Section 3.
(g)Bailees. Any Person (other than the Investor) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Investor, subject to the Intercreditor Agreement. At any time and from time to time, upon the consent of the applicable Grantor (not to be unreasonably withheld), the Investor may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as the pledge holder for, the Investor and obtain such Person’s written acknowledgement thereof. In connection with the immediately preceding sentence and subject to such Grantor’s consent as provided therein, each Grantor will, upon the reasonable request of the Investor, join with the Investor in notifying any Person who has possession of any Collateral of the Investor’s security interest therein and exercising commercially reasonable efforts to obtain an acknowledgement from such Person that it is holding the Collateral for the benefit of the Investor.
(h)Control. Subject to the Intercreditor Agreement, following the Oaktree Date, each Grantor will cooperate with the Investor in obtaining control (as defined in the NY UCC) of Collateral consisting of any Deposit Accounts, Securities Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, including delivery of Control Agreements with respect to such Deposit Accounts and Securities Accounts, but excluding any Excluded Accounts, as the Investor may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Investor’s security interest in such Collateral.
(i)Additional Subsidiaries. Subject to the Intercreditor Agreement, in the event that any Grantor acquires rights in any Subsidiary after the date hereof and such Subsidiary is required to become a Subsidiary Guarantor under Section 6.1(a) of the Revenue Interest Financing Agreement, such applicable Grantor shall deliver to the Investor a completed pledge supplement, substantially in the form of Exhibit B (the “Pledge Supplement”), together with all schedules thereto, reflecting such new Subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Investor shall attach to the Pledged Collateral (other than Excluded Assets) related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.
(j)Further Assurances. Subject to the Intercreditor Agreement, each Grantor agrees that, at its own expense, it will promptly execute, acknowledge, deliver and cause to be filed all further instruments and documents and take all other actions as the Investor may from time to time reasonably request in order to assure, obtain, perfect, preserve and protect any security interest granted or purported to be granted under this Agreement, in each case, to the extent required by the other provisions of this Agreement, or enable the Investor to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the payment of any fees and Other Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. Notwithstanding anything to the contrary herein or in any other Transaction Document, none of the Company Parties and their respective Subsidiaries shall be required to take any action in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements, pledge agreements or other collateral documents governed under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia).
(k)Taxes. Subject to the Intercreditor Agreement, at its option, the Investor may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not expressly permitted pursuant to the Revenue Interest Financing Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so to the extent required by the Revenue Interest Financing Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Investor on demand for any reasonable payment made or any reasonable expense incurred by the Investor pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Investor to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.
Section 4Representations and Warranties. Each Grantor represents and warrants to the Investor as of the date of this Agreement that:
(a)Location of Chief Executive Office and Collateral. Such Grantor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1, and all other locations (as of the date of this Agreement) leased or owned by such Grantor or where Collateral is kept are set forth in the Schedule 1 (other than (A) Equipment or Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, in each case in the ordinary course of business, (B) Collateral which is out for repair or processing (C) Equipment that is mobile in nature, including vehicles and portable computing equipment and (D) locations within the United States having Collateral, in each case, with a fair market value of less than $100,000 per location and $250,000 in the aggregate for all locations).
(b)Locations of Books. All Books pertaining to the Rights to Payment of such Grantor are kept at such Grantor’s chief executive office, principal place of business or place where such Grantor conducts business.
(c)Jurisdiction of Organization and Names. Such Grantor’s jurisdiction of organization is set forth in Schedule 1; and such Grantor’s exact legal name is as set forth in the signature pages of this Agreement. All trade names and trade styles under which such Grantor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, such Grantor has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name or (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.
(d)Collateral. Such Grantor has rights in or the power to transfer the Collateral, and such Grantor has legal title to the Collateral (or, in the case of after-acquired Collateral, at the time such Grantor acquires rights in such Collateral, will have good and valid title therein), free from any Lien other than Permitted Liens.
(e)Enforceability; Priority of Security Interest. (i) This Agreement creates a valid security interest in the Collateral which is enforceable against the Collateral in which such Grantor now has rights and will create a valid security interest which is enforceable against the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights; and (ii) upon the completion of the filings described in Section 4(f) and, subject to the Intercreditor Agreement, delivery of certificates, instruments and other writing representing Pledged Collateral (if any) and performance of other actions described in Section 3 (collectively, the “Perfection Actions”), the Investor will have a perfected security interest in the Collateral in which such Grantor now has rights, and will have a perfected security interest in the Collateral in which such Grantor hereafter acquires rights at the time such Grantor acquires any such rights, in each case, for the Investor’s benefit to the extent such Collateral can be perfected by the Perfection Actions, subject to Permitted Liens and securing the payment and performance of the Secured Obligations.
(f)Perfection. The Uniform Commercial Code financing statements attached as Schedule 4 are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date to perfect the Security Interest in favor of the Investor in respect of all Collateral in which the Security Interest may be perfected by filing a Uniform Commercial Code Financing Statement. Each Grantor represents and warrants that upon filing and recording of the Intellectual Property Security Agreements executed in favor of and delivered to the Investor pursuant to Section 3(e)(i), together with the consummation of the other actions set forth above in this clause (f), to the extent that a security interest with respect to Registered Intellectual Property Collateral and exclusive Licenses in or to Copyrights registered with the United States Copyright Office may be perfected by the filing and recording of financing statements and short-form security agreements of the type described in this clause (f), the Investor will have a perfected security interest in all Registered Intellectual Property Collateral and all Collateral consisting of exclusive Licenses in or to Copyrights registered with the United States Copyright Office.
(g)Other Financing Statements. Other than (i) financing statements disclosed to the Investor, (ii) financing statements in favor of the Investor or (iii) financing statements in respect of Permitted Liens, no effective financing statement naming such Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.
(h)Rights to Payment.  In each case with respect to Rights of Payment in excess of $100,000 in the aggregate for all Grantors:
(i)To the knowledge of each Grantor, the Rights to Payment of such Grantor represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine and what they purport to be, in each case, in all material respects;
(ii)such Grantor has not assigned any of its rights under any of its Rights to Payment except as provided in this Agreement or as set forth in the other Transaction Documents;
(iii)all such Rights to Payment of such Grantor comply in all material respects with all applicable Law concerning form, content and manner of preparation and execution;

(iv)except as disclosed in Schedule 4.14 of the Revenue Interest Financing Agreement, to the knowledge of each Grantor, all account debtors and other obligors on such Rights to Payment of such Grantor are solvent and generally paying their debts as they come due; and
(v)no Grantor has knowledge of any fact or circumstance which would materially impair the validity or collectability of any of such Rights to Payment of such Grantor.
(i)Inventory. No Inventory of such Grantor is stored with any bailee, warehouseman or similar Person or on any premises leased to such Grantor, no such Inventory has been consigned to such Grantor or consigned by such Grantor to any Person, nor is any such Inventory held by such Grantor for any Person under any “bill and hold” or other arrangement, except, in each case, (i) as set forth in Schedule 1, (ii) Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, in each case in the ordinary course of business and (iii) locations within the United States having Inventory with a fair market value of less than $100,000 per location and $250,000 in the aggregate for all locations).
(j)[Reserved].
(k)Instrument Collateral. (i) Such Grantor has not previously assigned any interest in any Instruments with a principal amount in excess of $100,000 held by such Grantor (other than such interests as will be released on or before the date hereof), (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise), and (iii) to the knowledge of such Grantor, no material default exists under or in respect of such Instruments.
(l)Pledged Shares, Partnership and LLC Collateral and other Pledged Collateral. As of the Closing Date, Schedule 3 correctly sets forth (A) with respect to the Pledged Collateral, the percentage of the issued and outstanding shares of each class of Equity Interests of the issuer thereof and (B) includes all Equity Interests required to be pledged hereunder.  (i) To the extent issued by a Subsidiary of a Grantor, all of the Pledged Shares and Partnership and LLC Collateral of such Grantor have been, and upon issuance of any additional Pledged Collateral consisting of Pledged Shares, Partnership and LLC Collateral or any other securities of such Grantor, will be, duly and validly issued, and are and will be fully paid and non-assessable, subject in the case of Partnership and LLC Collateral to future assessments required under applicable Law and any applicable partnership or operating agreement, (ii) with respect to the Pledged Collateral, such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (iii) there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Investor or with respect to the foreclosure, transfer or disposition thereof by the Investor, except as provided under applicable securities or “Blue Sky” laws, (iv) to extent relating to a wholly-owned Subsidiary of a Grantor, the Pledged Shares and Partnership and LLC Collateral of such Grantor constitute 100% of the issued and outstanding shares of capital stock of directly owned Subsidiaries of such Grantor (or, subject to the limitation in subclause (i) of the definition of “Excluded Asset”, if applicable, 65% of the outstanding voting stock of such Subsidiary), and no securities convertible into or exchangeable for any shares of capital stock of any such Subsidiary, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock of any such Subsidiary, are issued and outstanding, (v) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Shares pledged by such Grantor, and any and all other Pledged Collateral Agreements relating to the Partnership and LLC Collateral of such Grantor, have been disclosed in writing to the Investor, and (vi) as to each such Pledged Collateral Agreement relating to the Partnership and LLC Collateral of such Grantor, (A) such agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms, (B) there exists no material violation or material default under any such agreement by such Grantor or, to the knowledge of such Grantor party thereto, the other parties thereto, and (C) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such agreement. No consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge of any Equity Interests (other than such as have been obtained and are in full force and effect).
(m)Control Agreements. Other than Control Agreements in favor of the First Lien Agent (as defined in the Intercreditor Agreement), no Control Agreements exist with respect to any Collateral held by such Grantor other than any Control Agreements in favor of the Investor.
(n)Letter-of-Credit Rights. Such Grantor does not have any Letter-of- Credit Rights with an undrawn face amount in excess of $100,000 except as set forth in Schedule 1.
(o)[Reserved].
(p)Leases. Such Grantor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Grantor’s right to remove any Collateral from the premises at which such Collateral is situated, except for (A) the usual and customary restrictions contained in such leases of real property and (B) leases for which such Grantor has obtained a Landlord Consent in form and substance reasonably satisfactory to the Investor.
(q)Pledged Debt Securities. As of the Closing Date, Schedule 1 correctly sets forth a list of all Collateral constituting Pledged Debt Securities, the aggregate principal amount and maturity date of all Indebtedness represented by any Pledged Debt Securities and (ii) includes all debt securities, promissory notes and other Collateral constituting Pledged Debt Securities required to be pledged hereunder. To the knowledge of such Grantor, the Collateral constituting Pledged Debt Securities are valid and binding obligations of the issuers thereof, subject as to the enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(r)No Transfer Restrictions. Except for (i) restrictions and limitations imposed by the Transaction Documents, the First Lien Debt Documents (as defined in the

Intercreditor Agreement) or securities laws generally or (ii) otherwise expressly permitted hereunder, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Investor of rights and remedies hereunder.
Section 5Covenants.So long as any of the Secured Obligations remain outstanding, subject to the Intercreditor Agreement, each Grantor agrees that:
(a)Defense of Collateral. Such Grantor will use commercially reasonable efforts (which shall be conclusively determined by the Investor) to appear in and defend any action, suit or proceeding which may to a material extent affect its title to, or right or interest in, or the Investor’s right or interest in, the Collateral, including any action, suit or proceeding with respect to any Liens on the Collateral (other than any Lien not prohibited by the Transaction Documents).
(b)Preservation of Collateral. Such Grantor will do and perform all commercially reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral, except to the extent permitted by Section 5(n).
(c)Compliance with Laws, Etc. Such Grantor will comply with all applicable Laws, except where the failure to do could not reasonably be expected to result in a Material Adverse Effect, and will comply with all policies of insurance, except where the failure to do so could not reasonably be expected to result in a loss of any such policy, relating to the possession, operation, maintenance and control of the Collateral.
(d)Location of Books and Chief Executive Office. Such Grantor will: (i) keep all Books pertaining to the Rights to Payment of such Grantor at such Grantor’s chief executive office, principal place of business or place where such Grantor conducts business and (ii) promptly notify the Investor of any changes in the location of such Grantor’s chief executive office or principal place of business.
(e)Location of Collateral. Such Grantor will: (i) keep the Collateral (to the extent such Collateral is tangible or a tangible embodiment of Collateral) held by such Grantor at the locations set forth in Schedule 1 or at such other locations as may be disclosed in writing to the Investor pursuant to clause (ii) and will not remove any such Collateral from such locations (other than (A) in connection with sales of Inventory in the ordinary course of such Grantor’s business, other dispositions permitted by Section 5 and movements of Collateral from one disclosed location to another disclosed location, (B) Inventory in transit with common carriers or in the possession of employees, customers, development partners or vendors, in each case in the ordinary course of business, (C) Collateral which is out for repair or processing, (D) Equipment that is mobile in nature, including vehicles and portable computing equipment and (E) locations within the United States having Collateral, in each case, with a fair market value of less than $100,000 per location and $250,000 in the aggregate for all locations); and (ii) give the Investor prompt notice (but in any event, no later than the next Quarterly Reporting Date) of any change in the locations set forth in Schedule 1.

(f)Change in Name, Identity or Structure. Such Grantor will not effect or permit (i) any change in name, (ii) any change in its jurisdiction of organization, (iii) any change in its registration as an organization (or any new registration); and (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading unless within two (2) Business Days (or such longer period as the Investor may agree) of such change all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Investor to continue at all times following such change to have a valid, legal and perfected first priority (subject to Liens permitted under the Transaction Documents) security interest in all the Collateral that can be perfected by making such filings under the Uniform Commercial Code; provided that such changes are otherwise permitted by the Transaction Documents and no Grantor shall change its jurisdiction of organization to a jurisdiction outside of the United States.
(g)Maintenance of Records. Such Grantor will keep, at its own cost and expense, separate, accurate and complete Books as is consistent with its practices as of the date hereof in all material respects with respect to the Collateral held by such Grantor.
(h)Disposition of Collateral. Such Grantor will not surrender or lose possession of (other than to the Investor), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein, except to the extent permitted by the Transaction Documents.
(i)Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. Following the Oaktree Date, at the Investor’s reasonable request and with the consent of the Grantor, such Grantor will use commercially reasonable efforts to obtain from each Person so reasonably requested by the Investor from whom such Grantor leases any premises, and from each other Person so reasonably requested by the Investor at whose premises any Collateral held by such Grantor is present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Investor may reasonably request, in form and substance reasonably satisfactory to the Investor; provided that such landlord waiver shall be in substantially the form of Exhibit G to the Oaktree Credit Agreement and such bailee letter shall be in substantially the form of Exhibit F hereto. For the avoidance of doubt, the failure to obtain such collateral access, subordination, landlord waiver, bailment or consent and estoppel agreements after the use of commercially reasonable efforts shall not be a Default or an Event of Default.
(j)Rights to Payment. Such Grantor will, subject to the Intercreditor Agreement:
(i)with such frequency as the Investor may reasonably require or as may be required under the Revenue Interest Financing Agreement, furnish to the Investor full and complete reports, in form and substance reasonably satisfactory to the Investor, with respect to the Accounts;
(ii)if any Accounts of such Grantor in an aggregate amount in excess of $1,000,000 per fiscal year arise from Contracts with the United States or any department, agency or instrumentality thereof, promptly (but in any event, no later than the next Quarterly Reporting

Date) notify the Investor thereof and execute any documents and instruments and take any other steps reasonably requested by the Investor in order that all monies due and to become due thereunder shall be assigned to the Investor upon the occurrence and continuance of an Event of Default;
(iii)upon the occurrence and during the continuation of an Event of Default and upon the request of the Investor (A) notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of such Grantor of the security interest hereunder, and (B) notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Investor or to such other Person or location as the Investor shall specify; and
(iv)upon the occurrence and during the continuation of an Event of Default and upon the request of the Investor, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment of such Grantor as the Investor shall require.
(k)Instruments, Investment Property, Etc. Upon the reasonable request of the Investor, subject to the Intercreditor Agreement, such Grantor will (i) promptly deliver to the Investor, or an agent designated by it in New York, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper, in each case with respect to such Instruments, Documents or Chattel Paper constituting Collateral and in an amount in excess of $100,000 and certificated securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment, in each case with respect to such Investment Property, letters of credit or other Rights to Payment, as applicable, in an amount in excess of $100,000 held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Investor is the entitlement holder with respect to any such Investment Property held by such securities intermediary on behalf of such Grantor, and/or obtain Control Agreements in favor of the Investor from such securities intermediaries, in form and substance reasonably satisfactory to the Investor, with respect to any such Investment Property, as reasonably requested by the Investor, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any such Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Investor shall reasonably specify.
(l)Deposit Accounts and Securities Accounts. Following the Oaktree Date, such Grantor shall not open or hold funds or other Collateral in any Deposit Account, Securities Account or Commodity Account (other than any Excluded Account) unless such Grantor has concurrently (i) obtained a Control Agreement in favor of the Investor with respect to such Deposit Account, Securities Account or Commodity Account, in form and substance reasonably satisfactory to the Investor, or (ii) amended an existing Control Agreement such that the relevant Deposit Account, Securities Account or Commodity Account becomes subject to such Control Agreement, which amendment shall be in form and substance reasonably satisfactory to the Investor.  Investor hereby agrees that, unless an Event of Default has occurred, Investor will not give a notice of control under any Control Agreement. It is agreed and understood that the Company Parties shall have until the date that is sixty (60) days following the closing date of a Permitted Acquisition (or such later date following the closing date of such Permitted Acquisition as may be agreed to by the Investor in its sole discretion) to comply with the provisions of this Section 5(l) with regard to such accounts (other than Excluded Accounts) acquired by the Grantors in connection with such Permitted Acquisition.
(m)Inventory. Such Grantor will not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to such Grantor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving the Investor written notice thereof no later than the next Quarterly Reporting Date.
(n)Intellectual Property Collateral. Such Grantor will:
(i)not allow any Material Intellectual Property owned or controlled by such Grantor to become abandoned, nor any registration thereof to be abandoned, terminated, forfeited, expired or dedicated to the public;
(ii)notify the Investor promptly if such Grantor knows (A) that any Material Intellectual Property owned or controlled by Company or any of its Subsidiaries may become abandoned, terminated, forfeited, expired or dedicated to the public, except to the extent permitted by the Revenue Interest Financing Agreement or (B) of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any other jurisdiction, but excluding ordinary course prosecution of pending intellectual property rights) regarding the Company’s or its applicable Subsidiaries’ ownership or control of any such Material Intellectual Property, its right to register the same, or its right to keep and maintain the same.
(iii)upon the delivery of a certificate pursuant to Section 6.10 of the Revenue Interest Financing Agreement, give the Investor notice of any new Registered Intellectual Property Collateral for which such Grantor has filed any application for registration;
(iv)to the extent constituting Material Intellectual Property, diligently prosecute all applications for Patents, Copyrights and Trademarks, and file and prosecute any and all continuations, divisionals, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Material Intellectual Property held by such Grantor; and
(v)in the event that any Grantor knows that any Material Intellectual Property has been or will imminently be infringed, misappropriated or otherwise violated by a third person in any manner that would reasonably be expected to result in a Material Adverse Change or a material adverse effect on any Product Commercialization and Development Activities with respect to Ganaxolone, such Grantor shall promptly (and in any case within three (3) Business Days after obtaining knowledge thereof) notify the Investor and shall, if consistent with good business judgment, promptly take such commercially reasonable measures to cause a cessation of such infringement, misappropriation or other violation and to recover damages therefor.
(o)Notices, Reports and Information. Such Grantor will (i) no later than the next Quarterly Reporting Date following the occurrence thereof, (A) notify the Investor of any other modifications of or additions to the information contained in Schedule 1 (including any acquisition or holding of an interest in any Chattel Paper and Letter-of- Credit Rights) and (B) notify the Investor of any material Claim made or asserted against the Collateral by any Person and of any event which could materially adversely affect the value of the Collateral (taken as a whole) or the Investor’s Lien thereon and (ii) upon the reasonable request of the Investor, make such demands and requests for information and reports as such Grantor is entitled to make in respect of the Collateral.
(p)Shareholder Agreements; Other Agreements.
(i)Such Grantor shall comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder.
(ii)To the extent relating to a Subsidiary of a Grantor, such Grantor will take all actions necessary to cause each such Pledged Collateral Agreement relating to Partnership and LLC Collateral to provide specifically at all times that: (A) no such Partnership and LLC Collateral shall be a security governed by Article 8 of the NY UCC or any other applicable state’s Uniform Commercial Code; and (B) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee (including the Investor) that acquires ownership of such Partnership and LLC Collateral as a result of the exercise by the Investor of any remedy hereunder or under applicable Law. Additionally, such Grantor agrees that no such Partnership and LLC Collateral for which the issuer thereof is a Subsidiary (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Grantor in a Securities Account.
(iii)Such Grantor shall not vote to enable or take any other action to: amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any such Pledged Collateral in a manner adverse to the Investor or that adversely affects the validity, perfection or priority of the Investor’s security interest therein.
Section 6Rights to Payment and Pledged Collateral.
(a)Collection of Rights to Payment. Until the Investor has given notice to the relevant Grantor of the Investor’s intent to exercise its rights hereunder to collect any Rights to Payment of any Grantor constituting Collateral, each such Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to such Rights to Payment held by such Grantor. At the request of the Investor, upon the occurrence and during the continuation of an Event of Default, all remittances received by such Grantor shall, subject to the Intercreditor Agreement, be held in trust for the Investor and, in accordance with the Investor’s instructions, remitted to the Investor or deposited to an account with the Investor in the form received (with any necessary endorsements or instruments of assignment or transfer).
(b)Pledged Collateral. Unless and until an Event of Default shall have occurred and is continuing and the Investor shall have given notice to the relevant Grantor of the Investor’s intent to exercise its rights pursuant to Section 10, each Grantor shall be entitled to receive and retain for its own account any cash dividend on or other cash distribution or payment, if any, in respect of the Pledged Collateral, to the extent not prohibited under the Revenue Interest Financing Agreement. At the request of the Investor, upon the occurrence and during the continuation of an Event of Default, the Investor shall have the sole and exclusive right and authority to receive all distributions and payments of any nature with respect to any Pledged Collateral, and all such distributions or payments received by such Grantor shall, subject to the Intercreditor Agreement, be held in trust for the Investor and, in accordance with the Investor’s instructions, remitted to the Investor or deposited to an account with the Investor in the form received (with any necessary endorsements or instruments of assignment or transfer). All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 6(b) shall, subject to the Intercreditor Agreement, be held in trust for the benefit of the Investor, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Investor upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Following the occurrence and during the continuation of an Event of Default, any such distributions and payments with respect to any such Pledged Collateral held in any Securities Account shall be held and retained in such Securities Account, in each case as part of the Collateral hereunder. Additionally, the Investor shall have the right, upon the occurrence and during the continuation of an Event of Default, following prior written notice to any applicable Grantor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral held by such Grantor, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if the Investor were the absolute owner thereof; provided that the Investor shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to such Grantor or any other Person for any failure to do so or delay in doing so.
(c)Voting Prior to an Event of Default. Unless and until an Event of Default shall have occurred and is continuing and the Investor shall have given notice to the relevant Grantor of the Investor’s intent to exercise its rights pursuant to Section 10, each Grantor shall have the right to vote the Pledged Collateral held by such Grantor and to give consents, ratifications and waivers in respect thereof, and shall retain the power to control the direction, management and policies of any Person comprising such Pledged Collateral to the same extent as such Grantor would if such Pledged Collateral were not pledged to the Investor pursuant to this Agreement; provided that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of materially impairing the position or interest of the Investor in respect of such Pledged Collateral or which would alter the voting rights with respect to the stock or other ownership interest in or of any such Person or be inconsistent with or violate any provision of this Agreement, the Revenue Interest Financing Agreement, or any other Transaction Documents. If applicable, such Grantor shall be deemed the beneficial owner of all such Pledged Collateral for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Investor shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (c) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (c).
(d)Certain Other Administrative Matters. Upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement and after the Investor shall have given notice to the relevant Grantor of the Investor’s intent to exercise its rights pursuant to Section 10, the Investor may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in this Section 6). Upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, the Investor shall have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.
Section 7Authorization; Investor Appointed Attorney-in-Fact. In addition to (and not in limitation of) any other right or remedy provided to the Investor hereunder, the Investor shall have the right to, subject to the Intercreditor Agreement, in the name of any Grantor, or in the name of the Investor or otherwise, without notice to or assent by any such Grantor, and each Grantor hereby constitutes and appoints the Investor (and any of the Investor’s officers or employees or agents designated by the Investor) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to:
(a)file any of the financing statements which must be filed to perfect or continue perfected, maintain the priority of, or provide notice of, the Investor’s Lien in the Collateral;
(b)take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;
(c)sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;
(d)notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to such Grantor to such address as the Investor may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor;
(e)receive, open and dispose of all mail addressed to such Grantor;
(f)send requests for verification of Rights to Payment to the customers or other obligors of such Grantor;
(g)contact, or direct such Grantor to contact, all account debtors and other obligors on the Rights to Payment of such Grantor and instruct such account debtors and other obligors to make all payments directly to the Investor;

(h)assert, adjust, sue for, compromise or release any claims under any policies of insurance;
(i)exercise dominion and control over, and refuse to permit further withdrawals from, any Deposit Accounts of such Grantor maintained with the Investor or any other bank, financial institution or other Person, in each case other than any Excluded Accounts;
(j)notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment of such Grantor to remit all amounts representing collections on such Rights to Payment directly to the Investor;
(k)execute any and all applications, documents, papers and instruments necessary for the Investor to use or otherwise exploit the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive License with respect to any Intellectual Property Collateral;
(l)ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment of such Grantor, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing such Rights to Payment and other Collateral, and otherwise file any Claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Investor may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Investor with respect to the Collateral;
(m)execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;
(n)execute and deliver to any securities intermediary or other Person any entitlement order or other notice, document or instrument which the Investor may deem necessary or advisable to maintain, protect, realize upon and preserve the Deposit Accounts and Investment Property of such Grantor constituting Collateral and the Investor’s security interest therein;
(o)commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;
(p)settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and
(q)use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Grantor, which the Investor may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Investor’s security interest therein and to accomplish the purposes of this Agreement.

The Investor agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Investor, pursuant to clauses (b) through (q). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Each Grantor hereby ratifies, to the extent permitted by Law, all that the Investor shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

Section 8Investor Performance of Grantor Obligations. Upon the occurrence and continuation of an Event of Default, the Investor shall have the right (but not any obligation) to perform or pay any obligation which any Grantor has agreed to perform or pay under or in connection with this Agreement, and such Grantor shall reimburse the Investor on demand for all documented out of pocket costs and expenses by the Investor pursuant to this Section 8, subject to the Intercreditor Agreement.
Section 9Investor’s Duties. Notwithstanding any provision contained in this Agreement, the Investor shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Grantor or any other Person for any failure to do so or delay in doing so. Without limiting the generality of the foregoing, nothing herein contained shall be construed as requiring or obligating the Investor to make any commitment or to make any inquiry as to the nature of sufficiency of any payment received by the Investor, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. With the exception of any act or failure to act (in each case, with gross negligence or willful misconduct) to assure the safe custody of Collateral in the Investor’s possession and the accounting for moneys actually received by the Investor hereunder, the Investor and its officers, directors, employees, agents or sub-agents shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.
Section 10Remedies.
(a)Remedies. Solely upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement, each Grantor agrees to deliver each item of Collateral to the Investor on demand, and the Investor shall have, in addition to all other rights and remedies granted to it in this Agreement, the Revenue Interest Financing Agreement, or any other Transaction Document, all rights and remedies of a secured party under the NY UCC and other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that, subject to the Intercreditor Agreement and solely with respect to Collateral:
(i)The Investor may peaceably, with or without legal process and with or without notice, without liability for trespass enter any premises of such Grantor, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of such Grantor or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Investor may determine, and, generally, exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.

(ii)The Investor may require such Grantor to assemble all or any part of the Collateral and make it available to the Investor, at any place and time designated by the Investor.
(iii)The Investor may use or transfer any of such Grantor’s rights and interests in any Intellectual Property Collateral, by license, by sublicense (solely to the extent permitted by such applicable license) or otherwise, on such conditions and in such manner as the Investor may determine.
(iv)The Investor may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable Law).
(v)The Investor may withdraw (or cause to be withdrawn) any and all funds from any Deposit Accounts, Securities Accounts or Commodity Accounts, in each case other than Excluded Accounts.
(vi)The Investor may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Grantor’s assets, without charge or liability to the Investor therefor) at public or private sale or at any broker’s board or any securities exchange, by one or more Contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Investor deems advisable; provided that such Grantor shall be credited with the net proceeds of a sale only when such proceeds are finally collected by the Investor. The Investor shall have the right upon any such public sale, and, to the extent permitted by Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption such Grantor hereby releases, to the extent permitted by Law. The Investor shall give such Grantor such notice of any public or private sale as may be required by the NY UCC or other applicable Law. Such Grantor recognizes that the Investor may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Investor shall give each applicable Grantor not less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the NY UCC or its equivalent in other jurisdictions) of the Investor’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Investor may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, and by the Investor in its own right or by one or more agents or contractors, upon any premises owned, leased or occupied by any Grantor, the Investor or any such agent or contractor, and any such sale may include any other property, in each case, as the Investor may (in its sole and absolute discretion) determine. The Investor shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Investor may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Investor until the sale price is paid by the purchaser or purchasers thereof, but the Investor shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, the Investor may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Investor from any Grantor as a credit against the purchase price, and the Investor may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Investor shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Investor shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations shall have been indefeasibly paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, the Investor may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10(a) shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the NY UCC or its equivalent in other jurisdictions. The Investor shall not be required to marshal any present or future Collateral or to resort to such Collateral in any particular order.

(vii)The Investor shall not have any obligation to clean up or otherwise prepare the Collateral for sale. The Investor has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other Person liable for them and the Investor may release, modify or waive any Collateral provided by any other Person to secure any of the Secured Obligations, all without affecting the Investor’s rights against such Grantor. Such Grantor waives any right it may have to require the Investor to pursue any third Person for any of the Secured Obligations. The Investor may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Investor may sell the Collateral without giving any warranties as to the Collateral. The Investor may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If the Investor sells any of the Collateral upon credit, such Grantor will be credited only with payments actually made by the purchaser, received by the Investor and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Investor may resell the Collateral and the Grantors shall be credited with the proceeds of the sale.
(b)License. For the purpose of enabling the Investor to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, and solely during the continuance of an Event of Default, each Grantor hereby grants to the Investor an irrevocable, non-exclusive license (exercisable without payment or royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property Collateral and, including in such license, all access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 10(b) shall require a Grantor to grant any license that (i) violates the express terms of any agreement between a Grantor and a third party governing such Grantor’s use of such Intellectual Property Collateral, or gives such third party any right of acceleration, modification or cancellation therein, or (ii) is prohibited by any applicable Law; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.
(c)Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as an Event of Default has occurred and is continuing, the Investor may, at its election and subject to the Intercreditor Agreement, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Investor for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Investor may elect to apply such proceeds to the Secured Obligations, and each Grantor agrees that such retention of such proceeds by the Investor shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Investor, estimate the liquidated amount of any such contingent, unmatured or unliquidated Claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Law. Each Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, each Grantor irrevocably waives until the termination of this Agreement in accordance with Section 25 the right to make any withdrawal from the Proceeds Account and the right to instruct the Investor to honor drafts against the Proceeds Account.
(d)Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, and any other amounts received in respect of such Collateral the application of which is not otherwise provided for herein, shall be applied to satisfy the Secured Obligations in the Investor’s sole discretion, subject to the Intercreditor Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to such Grantor or, subject to the Intercreditor Agreement, otherwise disposed of in accordance with the NY UCC or other applicable Law. Each Grantor shall remain liable to the Investor for any deficiency which exists after any sale or other disposition or collection of Collateral.
Section 11Certain Waivers. Each Grantor waives, to the fullest extent permitted by Law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Investor (w) to proceed against any Person, (x) to exhaust any other collateral or security for any of the Secured Obligations, (y) to pursue any remedy in the Investor’s power, or (z) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all Claims, damages, and demands against the Investor arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.
Section 12Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or email) delivered, if to any of the parties hereto, as specified in the Revenue Interest Financing Agreement. Except as otherwise provided in this Agreement or therein, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).
Section 13No Waiver; Cumulative Remedies. No failure on the part of the Investor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the payment of the Investment Amount shall not be construed as a waiver of any Default, regardless of whether the Investor may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Section 14Costs and Expenses; Indemnification.
(a)Costs and Expenses. Subject to the Intercreditor Agreement, in addition to the indemnification obligations set forth in Section 10.1 of the Revenue Interest Financing Agreement, each Grantor jointly and severally agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Investor (including the fees and expenses of legal counsel; in connection with the enforcement or collection proceedings resulting from the occurrence of an Event of Default (A) in connection with this Agreement, including its rights under this Section 14, (B) in connection with the Secured Obligations, including all such reasonable and documented out-of-pocket expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement or in respect of the Secured Obligations, and including in or in connection with any Insolvency Proceeding, and (C) in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable and documented out of pocket expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and (ii) all reasonable and documented out of pocket title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Investor or any of its Affiliates in connection with this Agreement or the Collateral.
(b)Indemnification. Each Grantor, jointly and severally, hereby indemnifies each Investor Indemnified Party pursuant to Section 10.1 of the Revenue Interest Financing Agreement.
(c)Payment. All amounts due under this Section 14 shall be due payable within fifteen (15) Business Days of receipt of a reasonably detailed invoice therefor.
(d)Interest. Any amounts payable to the Investor under this Section 14 or otherwise under this Agreement if not paid upon the due date shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 3.1(g) of the Revenue Interest Financing Agreement.
(e)Survival. The agreements in this Section 14 shall survive the termination of the Commitments and the repayment of all Secured Obligations.
Section 15Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each Grantor, the Investor, each Investor Indemnified Party referred to in Section 14, and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or release with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereto. No Grantor shall assign or delegate this Agreement, any of its rights or obligations hereunder or any interest herein or in the Collateral (in each case, except as expressly contemplated by this Agreement or the Revenue Interest Financing Agreement) without the prior written consent of the Investor, and any attempted assignment without such consent shall be null and void.
Section 16Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
Section 17Submission to Jurisdiction.
(a)Submission to Jurisdiction. Each party hereto agrees that any suit, action or proceeding with respect to this Agreement or any other Transaction Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in New York, New York or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.
(b)Waiver of Venue. Each party hereto irrevocably waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document and hereby further irrevocably waives to the fullest extent permitted by Law any Claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Grantor is or may be subject, by suit upon judgment.
(c)Alternative Process. Nothing herein shall in any way be deemed to limit the ability of the parties hereto to serve any process or summons in any manner permitted by any Law.
Section 18Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 19Entire Agreement; Amendment. This Agreement and the other Transaction Documents, including, without limitation, the Intercreditor Agreement, contain the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any confidentiality (or similar) agreements. EACH GRANTOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH THE INVESTOR OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. This Agreement shall not be amended except by the written agreement of the parties as provided in the Revenue Interest Financing Agreement.
Section 20Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
Section 21Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

Section 22Incorporation of Provisions of the Revenue Interest Financing Agreement. To the extent the Revenue Interest Financing Agreement contains provisions of general applicability to this Agreement, including any such provisions contained in Article 12 thereof, such provisions are incorporated herein by this reference.
Section 23No Inconsistent Requirements. Each Grantor acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
Section 24Accession. At such time following the date hereof as any Person (an “Acceding Grantor”) is required to accede hereto pursuant to the terms of Section 6.1(a) of the Revenue Interest Financing Agreement, such Acceding Grantor shall execute and deliver to the Investor an accession agreement substantially in the form of Exhibit A (an “Accession Agreement”), signifying its agreement to be bound by the provisions of this Agreement as a Grantor to the same extent as if such Acceding Grantor had originally executed this Agreement as of the date hereof.
Section 25Termination. Upon the termination of the Transaction Documents pursuant to Section 3.1(f) of the Revenue Interest Financing Agreement (other than inchoate indemnification and expense reimbursement obligations for which no claim has been made), the security interests created by this Agreement shall automatically terminate and the Investor shall promptly execute and deliver to each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of all security interests given by such Grantor to the Investor hereunder and deliver to the Company, at the expense of the Company, any portion of the Collateral that is in possession of the Investor.  Any execution and delivery of such documents pursuant to this Section 25 shall be without recourse to or representation or warranty by the Investor. The Company shall reimburse the Investor upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 25.

Upon the consummation of any transaction permitted under the Revenue Interest Financing Agreement as a result of which such Grantor ceases to be a Subsidiary Guarantor, such Grantor shall be automatically released from its obligations hereunder arising after the date on which such Grantor ceases to be a Subsidiary Guarantor and the security interests created hereunder in the Collateral of such Grantor shall be automatically released.

Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under the Revenue Interest Financing Agreement to any Person that is not another Grantor, the security interest in such Collateral shall be automatically released.

In addition, in connection with any Permitted Licenses, the Investor shall, at the request of any Grantor, negotiate and enter into a non-disturbance agreement and other similar agreements in form and substance reasonably satisfactory to the Investor.

Notwithstanding the foregoing, the Investor shall not be required to take any action under this Section 25 unless the applicable Grantor shall have delivered to the Investor together with such request, which may be incorporated into such request, a certificate of an authorized officer of the Company or such Grantor in form and substance reasonably satisfactory to the Investor which certifies that the transaction giving rise to such termination or release is permitted by the Revenue Interest Financing Agreement and was, or will concurrently with the release be, consummated in compliance with the Transaction Documents.

Section 26Right of Set-Off. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and is continuing, the Investor is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all Collateral (including any deposits (general or special, time or demand, provisional or final)) at any time held and other obligations at any time owing by the Investor to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement and the other Transaction Documents held by the Investor, irrespective of whether or not the Investor shall have made any demand under this Agreement or any other Transaction Document and although such obligations may be unmatured. The rights of the Investor under this Section 26 are in additional to others rights and remedies (including other rights of setoff) which the Investor may have.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTOR:

Marinus Pharmaceuticals, INC.

By:/s/ Steven Pfanstiel
Name: Steven Pfanstiel
Title: Chief Financial Officer

INVESTOR:

SAGARD HEALTHCARE ROYALTY PARTNERS, LP

By: Sagard Healthcare Royalty Partners GP LLC
Its: General Partner

By:Jason Sneah
Name: Jason Sneah
Title: Manager

By:Sacha Haque
Name: Sacha Haque
Title: General Counsel and Secretary

1Schedule 1
TO THE SECURITY AGREEMENT
1.	Locations of Chief Executive Office and other Locations, including of Collateral

2.	Jurisdiction of Organization of each Grantor

3.	Trade Names and Trade Styles of each Grantor; Other Corporate, Trade or Fictitious Names of each Grantor; Etc.

4.	Deposit Accounts of each Grantor

5.	Investment Property of each Grantor
6.	Instruments and Chattel Paper of each Grantor
7.	[Reserved]

Inventory of each Grantor Stored with Warehousemen or on Leased Premises, Etc.

8.	Letter-of-Credit Rights of each Grantor

9.	Pledged Debt Securities of each Grantor

1

1Schedule 2
TO THE SECURITY AGREEMENT

PATENTS

1

TRADEMARKS

2

COPYRIGHTS

3

1Schedule 3
TO THE SECURITY AGREEMENT

PARTNERSHIP AND LLC COLLATERAL

SCHEDULE 4

FINANCING STATEMENTS

Exhibit A

TO THE SECURITY AGREEMENT

FORM OF ACCESSION AGREEMENT

1

Exhibit B

TO THE SECURITY AGREEMENT

FORM OF PLEDGE SUPPLEMENT

2

SUPPLEMENT TO SCHEDULE 3
TO THE SECURITY AGREEMENT

PARTNERSHIP AND LLC COLLATERAL

3

Exhibit C

TO THE SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

4

Schedule 1

COPYRIGHTS

5

Exhibit D

TO THE SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

6

Schedule 1

TRADEMARKS

7

Exhibit E

TO THE SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

Schedule 1

PATENTS

8

Exhibit F

TO THE SECURITY AGREEMENT

FORM OF BAILEE LETTER

9